Exhibit T3A-39.1

SAINT LUCIA
CERTIFICATE OF INCORPORATION

International Business Companies Act, 1999 : Section 6

Digicel Haiti International Finance Holdings Limited **No. 2005-00454**

Name of Company/Number of Company

I, hereby certify that the above named International Business Company was incorporated on 15 December 2005.

....

Registrar
International Business Companies

Issued 12/15/2005